UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2014

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Union Boulevard, Suite 250 Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 278-2460

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of a Matter to a Vote of Security Holders.

Rare Element Resources Ltd. (the “Company”) held its annual meeting of shareholders (the “Meeting”) on June 12, 2014.  At the Meeting, three proposals were submitted to the shareholders for approval as set forth in the Company’s definitive information and proxy circular filed April 29, 2014.  As of the record date April 17, 2014, a total of 47,707,216 common shares of the Company were outstanding and entitled to vote.  In total, 26,947,695 common shares were present in person or represented by proxy at the Meeting, which represented approximately 56.49% of the shares outstanding and entitled to vote as of the record date.

The votes on the proposals were cast as set forth below:

1.

Proposal No. 1 – Election of Directors.  The shareholders elected the entire slate of directors presented to the shareholders.  As a result, the Company’s Board of Directors now consists of the eight persons elected at the Meeting.  For the election of directors, there were a total of 20,111,257 broker non-votes.

Name	For	Withheld
M. Norman Anderson	5,131,245	1,705,193
Norman W. Burmeister	4,830,139	2,006,299
Gerald W. Grandey	5,265,083	1,571,355
Patrick M. James	5,251,671	1,584,767
F. Steven Mooney	5,262,909	1,573,529
Paul J. Schlauch	5,117,202	1,719,236
Randall J. Scott	5,287,304	1,549,134
Lowell A. Shonk	5,165,437	1,671,001

2.

Proposal No. 2 – Non-binding advisory resolution to approve executive compensation.  For the advisory resolution regarding executive compensation, there were a total of 20,111,257 broker non-votes.

For	Against	Withheld
4,071,900	2,566,734	197,804

3.

Proposal No. 3 – Ratification and approval of EKS&H, LLLP as the Company’s independent registered public accounting firm.

For	Withheld
25,688,106	1,259,589

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 13, 2014

Rare Element Resources Ltd.

/s/ Kelli C. Kast

By:

Name:

Kelli C. Kast

Title:

Vice President, General Counsel, and Chief Administrative Officer